Exhibit 99.1

GLUCOTRACK TO EXHIBIT AT 2025 ASSOCIATION OF DIABETES CARE AND EDUCATION SPECIALISTS ANNUAL MEETING

Company to present endocrinologist perspectives on implantable CBGM technology as it advances toward US pilot study

Rutherford, NJ, July 31, 2025 (GLOBE NEWSWIRE) – Glucotrack, Inc. (Nasdaq: GCTK), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced it will participate in the 2025 Association of Diabetes Care and Education Specialists (ADCES) Annual Meeting to be held on August 8-11, 2025 in Phoenix, AZ, as the Company prepares to begin its long-term early feasibility study following successful initial clinical validation.

The ADCES conference brings together leading experts in diabetes care and education to discuss new insights within the diabetes space. Glucotrack will be showcasing its Continuous Blood Glucose Monitor (CBGM) at Booth #1724 in the Exhibit Hall and will also present an emerging science industry poster on physician perspectives regarding continuous blood glucose monitoring technology.

Poster Title: Endocrinologists’ Perspectives on an Implantable Continuous Blood Glucose Monitor

Poster Session Date / Time: Saturday, August 9, 12:00 PM - 1:00 PM MST

“We are delighted to be exhibiting our CBGM system at ADCES 2025,” said Paul V. Goode, PhD, President and Chief Executive Officer. “Our CBGM represents the next evolution in diabetes management by offering patients a long-term, fully implantable solution that provides real-time, accurate readings without the burden of wearables. ADCES provides an excellent opportunity to discuss both our clinical progress and the broader potential for blood-based continuous glucose monitoring with the leaders in the front lines of the diabetes care community.”

Unlike traditional continuous glucose monitors (CGM) that sit on the skin and measure glucose in interstitial fluid, Glucotrack’s CBGM is designed to work from within the body, reading glucose levels directly from the blood with no on-body wearable and lasting up to three years—minimizing daily disruptions for people with diabetes. This approach addresses key limitations of current CGM technology, including the need for frequent sensor changes and the challenges associated with on-body wearables.

For more information about Glucotrack’s CBGM, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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About Glucotrack, Inc.

Glucotrack, Inc. (Nasdaq: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information, please visit http://www.glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com